Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No’s. 333-157479, 333-151139, 333-147678 and 333-143050) and Form SB-2 (No’s. 333-142599 and 333-143127) of YTB International, Inc. (the “Company”) of our report dated April 14, 2010, on the consolidated financial statements of the Company for the years ended December 31, 2009 and 2008 which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/UHY LLP

St. Louis, Missouri
April 14, 2010